EXHIBIT  23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 1, 2002, which appears on page F-25 of the 2001 Annual Report on Form 10-KSB of DCH Technology, Inc. and Subsidiaries which includes the consolidated financial statements for the years ended December 31, 2001 and December 31, 2000.



/s/  Moss  Adams  LLP


Los Angeles, California
May 8, 2002



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